UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2010

CINCINNATI BELL INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-8519

Ohio	31-1056105
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

221 East Fourth Street, Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Beginning in 2010, Cincinnati Bell Inc. (the “Company”) realigned its reportable business segments to be consistent with changes made to its management reporting as reported in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010. Certain data center operations that were historically included in the Wireline segment have been reclassified to the Technology Solutions segment.

The Company is filing this Current Report on Form 8-K to conform financial information for its reportable business segments and certain related financial information and disclosures previously set forth in our Annual Report on Form 10-K for the year ended December 31, 2009 to the current segment reporting. The business segment realignment had no effect on our previously reported consolidated results of operations, financial condition, and cash flows. All other information in our Annual Report on Form 10-K remains unchanged in all material respects and has not otherwise been updated for events occurring after the date of our Annual Report on Form 10-K.

The information in this Current Report on Form 8-K should be read in conjunction with our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 25, 2010. Information regarding the Company’s business segments was included in Item 1: Business, Item 2: Properties, Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Item 8: Financial Statements and Supplementary Data in the Annual Report on Form 10-K.

Accordingly, the exhibits to this Form 8-K include the following items of the Annual Report on Form 10-K, which have been updated to conform to the current segment reporting:

Exhibit 99.1 — Item 1: Business

Exhibit 99.2 — Item 2: Properties

Exhibit 99.3 — Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations

Exhibit 99.4 — Item 8: Financial Statements and Supplementary Data

The information in this Form 8-K is deemed incorporated by reference into our registration statements filed under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

23.1 Consent of Independent Registered Public Accounting Firm

99.1 Item 1: Business

99.2 Item 2: Properties

99.3 Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.4 Item 8: Financial Statements and Supplementary Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

Dated: May 20, 2010